UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2008

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On May 28, 2008, the Company issued a press release announcing the appointment by the Board of Directors on May 23, 2008 of Leonard Gould, 39, as the Company's President. Lewis Gould, formerly President, will remain as the Company’s Chairman of the Board and Chief Executive Officer. In his new role Leonard Gould will be responsible for retail sales and all operational aspects of the Company. Mr. Gould began his retail career at the Company in 1993. Mr. Gould has held management positions in the Company since 1995, including serving as Senior Vice President, Retail Accounts since 1998. He has an MBA from the University of Miami, FL. The press release is attached as Exhibit 99.1.

There is no arrangement or understanding between Mr. Leonard Gould and any other person pursuant to which he was appointed President. Mr. Leonard Gould is the son of Mr. Lewis Gould and Ms. Susan Gould, the Secretary of the Company. The Company has not entered into any transactions with Mr. Leonard Gould that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release by Q.E.P. Co., Inc. dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: May 29, 2008	By:	/s/ Stuart F. Fleischer
	Name:	Stuart F. Fleischer
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release by Q.E.P. Co., Inc. dated May 28, 2008.